UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2019

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tennant Company (the "Company") held its 2019 Annual Shareholders Meeting on May 8, 2019 for purposes of electing three directors to a three-year term and one director to a one-year term, ratifying the appointment of KPMG LLP as the company's independent registered public accounting firm for 2019, and approving, on an advisory (non-binding) basis, the compensation paid to the Company's named executive officers. Results of shareholder voting on these matters were as follows:

	For	Against	Abstain	Broker Non-Vote
1. Messrs. Austen, Killingstad and Windley were all elected for a three-year term expiring in 2021 and Ms. Green was elected for a one-year term expiring in 2020:
William F. Austen	16,400,620	119,726	35,470	793,624
H. Chris Killingstad	16,323,145	28,231	204,440	793,624
David Windley	16,318,933	208,163	28,720	793,624
Maria C. Green	16,468,574	58,695	28,547	793,624

	For	Against	Abstain	Broker Non-Vote
2. The appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019 was ratified.	17,168,389	166,445	14,606	—

	For	Against	Abstain	Broker Non-Vote
3. Advisory approval of executive compensation was received.	16,243,400	289,108	23,308	793,624

There were 18,154,166 shares of common stock entitled to vote at the meeting and a total of 17,349,440 shares were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 13, 2019	By:	/s/ Mary E. Talbott
Mary E. Talbott
Senior Vice President, General Counsel and Secretary